UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

UBI BLOCKCHAIN INTERNET, LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54236

Delaware	27-3349143
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd., Hong Kong, People's Republic of China
(Address of principal executive offices)	(Zip Code)

(212) 372-8836

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

UBI Blockchain Internet LTD, ("the Company" or "the Registrant") pursuant to the Definitive Information Statement on Schedule 14c, which was sent to the shareholders of the Registrant on May 1, 2017, the Registrant’s Board of Directors and majority shareholders approved the increase in the number of the Company's authorized shares from 200,000,000 to 2,000,000,000. The Company filed a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware.

The authorized shares consists of 1,000,000,000 authorized shares of Class A Common Stock, $0.001 par value per share; 500,000,000 authorized shares of Class B Common Stock, $0.001 par value per share and 500,000,000 authorized shares of Class C Common Stock, $0.001 par value per share.

The holders of our Class A Common Stock are entitled to one vote per share, the holders of our B Common Stock are entitled to ten votes per share, and holders of our Class C Common Stock are not entitled to vote. The Class A and Class B shareholders vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of the Company. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Company.

The Company’s Certificate of Amendment is attached hereto as Exhibit 3.6 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.6	Certificate of Amendment to increase the number of authorized shares.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UBI Blockchain Internet, Ltd.

Date: June 2, 2017

By:	/s/ Cheung Chan
Name:	Cheung Chan
Title:	Chief Financial Officer

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